FORM 8-A


                       Securities and Exchange Commission
                             Washington, D.C. 20549


                For registration of certain classes of securities
                        pursuant to section 12(b) or (g)
                     of the Securities Exchange Act of 1934

                              Growth Mergers, Inc.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                    (State of incorporation or organization)

                      1901 - 1188 Quebec Street, Vancouver,
                         British Columbia, Canada V6A 4B
                    (Address of principal executive offices)

        Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                     Name of each exchange on which
     to be so registered                     each class is to be registered
        Common Shares                                  NASD OTC BB



If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]


If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [x]


Securities  Act  registration  statement file number to which this form relates:
333-75048.


Securities to be registered pursuant to Section 12(g) of the Act:


                                  Common Shares
                                (Title of class)

Item 1. Description of Registrant's Securities to be Registered.

The description of securities to be registered have been detailed in the Company's SB-2 filed with and declared effective by the Commission on April 18, 2002.



--------------------------------------------------------------------------------

Item 2. Exhibits.

List below all exhibits filed as a part of the registration statement:

All exhibits defining the rights of the holders of each class of ordinary shares of the Company, including any contracts or other documents which limit or qualify the rights of such holders have been detailed in the Company's SB-2 filed with and declared effective by the Commission on April 18, 2002.



                                    Signature


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Registrant:   Growth Mergers, Inc.


Date:   August 7, 2002


By: /s/ Winston Barta
   -----------------------------------------------------------------
   Winston Barta, President and Chief Executive Officer and Director